Exhibit 3.1

SUNOCO, INC.

Bylaws

Article I:

Directors

Section 1.01. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be such number, not less than five, as may from time to time be determined by resolution of the Board of Directors.

Section 1.02. Election of Directors.

(a) General Rule. Except as may be otherwise provided by applicable law, in the Articles of Incorporation, or in these Bylaws, Directors shall be elected at the annual meeting of shareholders or at a special meeting called by the Board of Directors for the purpose of electing directors.

(b) Required Vote. In an uncontested election, if: (a) a nominee for Director who is an incumbent Director does not receive the vote of at least a majority of the votes cast at any meeting for the election of Directors at which a quorum is present; and (b) no successor has been elected at such meeting, then such Director will promptly tender his or her resignation to the Board. In an uncontested election, if a nominee for Director who is not an incumbent Director does not receive the vote of at least a majority of the votes cast at any meeting for the election of Directors at which a quorum is present, the nominee will be deemed to have been elected to the Board and to have immediately resigned. For purposes of this Section 1.02, “a majority of the votes cast” means that the number of shares voted for a Director’s election exceeds 50 percent of the number of votes cast with respect to that Director’s election. “Votes cast” include votes to withhold authority in each case and exclude abstentions with respect to that director’s election (to the extent that abstentions are permitted). In a contested election, as determined by the Board of Directors, Directors shall be elected by plurality vote, even if a formerly contested election is uncontested at the time of any meeting for the election of Directors.

(c) Action on Tendered Resignations. The committee established by the Board of Directors to evaluate candidates for nomination of directors will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of such committee, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. Such committee in making its recommendation, and the Board in making its decision, each may consider any factors or other information that it considers appropriate and relevant. The Director who tenders his or her resignation will not participate in the recommendation of such committee, or the decision of the Board, with respect to such resignation. If such incumbent Director’s resignation is not accepted by the Board, such Director will continue to serve until the next annual meeting and until such Director’s successor has been duly elected and qualified, or until such Director’s earlier death, resignation, or removal.

(d) Accepted Resignation. If a Director’s resignation is accepted by the Board, or, if a nominee who is not an incumbent Director is deemed to have been elected and to have immediately resigned, then the Board, in its sole discretion, may: (a) fill any resulting vacancy pursuant to the provisions of Section 1.03, or (b) decrease the size of the Board pursuant to the provisions of this Section 1.02.

(e) Required Agreement by Nominees. To be eligible to stand for election, each person who agrees to be nominated also must agree, in writing, to be bound by the provisions of this Section 1.02.

This Bylaw will be summarized or included in each proxy statement relating to an election of directors of the Corporation.

Section 1.03. Vacancies; Election of Additional Directors. Vacancies in the Board of Directors may be filled by a majority vote of the remaining members of the Board of Directors though less than a quorum, or by a sole remaining Director. Each person so elected shall be a Director to serve for the balance of the unexpired term. If the number of Directors is at any time increased, the incumbent Directors may, by majority vote, elect any additional Director. Such newly elected Director shall hold office until the next annual meeting of the shareholders and until a successor is elected and qualified, or until earlier death, resignation, or removal.

Section 1.04. Liability of Directors. A Director of the Corporation shall not be personally liable for monetary damages, as such, for any action taken or any failure to take any action, unless:

(a) such Director has breached the duties of his or her office, or has failed to perform his or her duties as a Director in good faith, in a manner reasonably believed by such Director to be in the best interest of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and

(b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Section 1.05. Shareholder Nomination of Directors.

(a) General Rule. All nominations by shareholders for election to the Board of Directors, whether or not the proposed nomination is to be included in the Corporation’s proxy statement, shall be made in accordance with this Section 1.05. This Section 1.05 does not apply to the submission by shareholders of director candidates for consideration by a committee appointed by the Board of Directors for that purpose.

(b) Annual Meeting. A nomination proposed to be made at an annual meeting shall be submitted in writing to the Secretary of the Corporation no earlier than the December 1 and no later than the December 31 prior to the annual meeting at which such nomination is intended to be considered; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to the first anniversary of the preceding year’s annual meeting, or delayed more than sixty (60) days after such anniversary date, then to be timely, such notice by the shareholder shall be delivered in writing to the Secretary of the Corporation at least one-hundred twenty (120) days but not more than one-hundred fifty (150) days in advance of such annual meeting; and provided, further, that if the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) less than one-hundred twenty (120) days prior to the date of such meeting, such prior notice shall be given not more than ten (10) days after such date is first so announced or disclosed. In order to nominate one or more persons for election as a director at an annual meeting, a shareholder must comply with the requirement to provide notice, in writing, to the Secretary of the Corporation as provided herein, and no action of the Corporation shall be deemed to satisfy this requirement for any shareholder or nomination.

(c) Other Meetings to Elect Directors. Nominations may be made at a special meeting of shareholders called for the purpose of election of Directors only upon written notice of the shareholder’s intent to make such nominations at the meeting delivered to the Secretary of the Corporation at least ninety (90) days but not more than one-hundred and twenty (120) days prior to the date of such meeting; provided, however, that if the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) less than ninety (90) days prior to the date of such meeting, such prior notice shall be given not more than ten (10) days after such date is first so announced or disclosed.

(d) General Requirements. The written notice of a nomination by a shareholder under this Section 1.04 shall contain the following information, with respect to both the shareholder giving the notice, and the beneficial owner, if any, on whose behalf such nomination is made:

(1) the name, biographical data and other information regarding each nominee, such as would be required to be included in a proxy statement;

(2) name, residence, business address and address of record of the nominating shareholder;

(3) a representation that each of the shareholder giving the notice, and the beneficial owner, if any, on whose behalf such nomination is made is a record holder or beneficial owner of the Corporation’s voting shares (“Voting Stock”) and a statement of the number and class (or series) of all shares of each class (or series) of stock of the Corporation beneficially owned by such shareholder, as well as any other ownership interests in the Corporation held by such shareholder, including derivatives, hedged positions and any other other economic and/or voting interests in the Corporation, including, but not limited to:

a. any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

b. any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation,

c. any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

d. any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation

e. any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and

f. any performance-related fees (other than an asset-based fee) that such shareholder is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), and

(4) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy to nominate the individual(s) specified in the notice, if the nominations are to be made at a meeting of shareholders;

(5) a representation as to whether such shareholder intends to deliver a proxy statement regarding such nominations(s) to be made to the other shareholders of the Corporation;

(6) a detailed description of all arrangements or understandings between and among the shareholder giving the notice, the beneficial owner, if any, on whose behalf such nomination is made, and each and every nominee, including all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(7) a representation by each nominee providing that such nominee does not and will not have any undisclosed voting commitments or other arrangements with respect to such nominee’s actions as a director; and

(8) the written consent of each nominee to serve as a Director, if elected.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(e) Determination of Propriety of Nominations. The person presiding at a meeting of the shareholders shall determine whether any nomination is made according to these procedures and should be accepted. Such decision shall be conclusive and binding on the Corporation and the shareholders.

Section 1.06. Position of Chairman. The Board of Directors shall appoint a Chairman of the Board of Directors, to serve at the pleasure of the Board of Directors for a term of one (1) year, or until such person’s earlier death, resignation, removal, or failure to be re-elected as a Director. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors, and shall also perform such other duties as may be assigned, from time to time, by the Board of Directors.

Article II:

Meetings of the Board of Directors

Section 2.01. Place. Meetings of the Board of Directors, regular or special, may be held at such place, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate from time to time or as may be designated in the notice of the meeting.

Section 2.02. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and at such places as the Board may by resolution determine.

Section 2.03. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President, or by a majority of the Directors then in office.

Section 2.04. Notice. No notice shall be required for the regular meetings of the Board of Directors fixed as aforesaid, but at least twelve (12) hours notice shall be given by mail, e-mail or facsimile transmission of all special meetings of the Directors specifying the place, day and hour of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.05. Waiver of Notice. Notice of any meeting may be waived by a Director in written or electronic form, either before, during, or after the meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

Section 2.06. Quorum and Required Vote. At all meetings of the Board of Directors, a majority of the Directors in office shall constitute a quorum for the transaction of business. The act of a majority of the Directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater or lesser number is required by applicable law, in the Articles of Incorporation, or in these Bylaws. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

Section 2.07. Participation in Meetings by Electronic Means. Any Director may, by use of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other, participate in any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors in which such Director is otherwise entitled to participate,

Section 2.08. Consent Action. Unless otherwise restricted in these Bylaws, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office is filed with the Secretary of the Corporation.

Article III:

Committees

Section 3.01. Establishment and Powers. The Board of Directors of the Corporation may establish one or more committees, each to consist of one (1) or more Directors of the Corporation. Any committee, to the extent permitted under Pennsylvania law, and as provided in the applicable resolution of the Board of Directors (or in these Bylaws), shall have, and may exercise, such of the powers and authority of the Board of Directors as may be required in order to carry out the purposes for which such committee was established. The Board of Directors shall designate the Chair of each committee that it establishes. Each committee of the Board of Directors and the members thereof shall serve at the pleasure of the Board of Directors. The Board of Directors may: (a) fill vacancies in any committee; (b) abolish any committee at its pleasure; and (c) remove a committee member from membership on a committee at any time, with or without cause.

Section 3.02. Executive Committee. The Board of Directors shall establish an executive committee, which, to the extent permitted by Pennsylvania law, may exercise all or any of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the interval between meetings of the Board. The executive committee also may take action upon any subject matter committed by these Bylaws, or by Board resolution, to another committee of the Board, unless these Bylaws (or a resolution adopted by the Board of Directors) expressly provides that another committee shall have exclusive authority among the committees of the Board with respect to such subject matter.

Section 3.03. Procedure; Meetings; Quorum. Any committee designated pursuant to this Article III shall: (a) keep regular minutes of its proceedings; (b) fix its own rules or procedures; and (c) meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. Each committee shall be responsible to the full Board of Directors and shall report upon the exercise of such committee’s powers and duties at each regular meeting of the Board of Directors, or when otherwise called upon by the Board. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Article III.

Article IV:

Officers

Section 4.01. Officers Elected by the Board of Directors.

(a) General Rule. The Corporation shall have a Chief Executive Officer, a President, one or more Senior Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any number of offices may be held by the same person. Any vacancy occurring in any such office of the Corporation shall be filled by the Board of Directors.

(b) Chief Executive Officer. The Chief Executive Officer shall have general supervision of the affairs of the Corporation, subject to the policies and direction of the Board of Directors, and shall supervise and direct all officers and employees of the Corporation, but may delegate in his or her discretion any of his or her powers to any officer or such other executives as he or she may designate. The Board of Directors may designate the Chief Executive Officer as Chairman of the Board.

(c) President. The President shall have such powers and duties as from time to time may be assigned either by the Board of Directors, or by the Chief Executive Officer.

(d) Senior Vice President. Each Senior Vice President shall perform such duties and shall be responsible to such officers of the Corporation as the Chief Executive Officer may direct.

(d) Secretary. The Secretary shall have the full authority, directly, or by delegation to selected officers or other employees, to:

(1) keep minutes of all meetings, and records of official action of the shareholders, the Board of Directors and the committees of the Board;

(2) give notices of meetings of the shareholders, the Board of Directors, and those committees of the Board for which the Secretary serves as secretary;

(3) be the custodian of the corporate seal, and, in the name of the Corporation, affix such seal to contracts of the Corporation, and attest the affixation thereto; and

(4) have charge of such books and records as the Board of Directors may direct.

The Secretary shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned by the Board of Directors.

(e) Treasurer. The Treasurer shall be responsible for all receipts and disbursements of the Corporation and the custody and control of the funds and securities of the Corporation. The Treasurer shall:

(1) have the full authority, directly or by delegation to selected officers or other employees, to receive and give receipts for all amounts due and payable to the Corporation from any source whatsoever, and to endorse checks, drafts, and warrants in its name and on its behalf;

(2) be responsible for depositing the funds of the Corporation in its name with designated depositories;

(3) sign or delegate the signing of all checks, notes and drafts and shall be charged with the general establishment of the Corporation’s policies and procedures relating to short-term financing, cash management, credits and collections; and

(4) have such other powers and duties as designated in these Bylaws and as from time to time may be assigned by the Board of Directors.

(f) Term of Office. The officers of the Corporation elected by the Board of Directors shall hold their offices at the pleasure of the Board of Directors, until such officer’s successor shall be duly elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any officer elected by the Board of Directors may be removed, either with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Except as may be provided otherwise pursuant to Article VII of these Bylaws, regarding rights to indemnification, election by the Board of Directors shall not, of itself, create contract rights.

Section 4.02. Designation of Officers by the Chief Executive Officer. The Chief Executive Officer may appoint such other officers and assistant officers as the Chief Executive Officer may from time to time determine, and each such officer or assistant officer shall have such authority, supervision and responsibility as in the judgment of the Chief Executive Officer may be necessary or appropriate for the internal administration of the affairs of the Corporation. Vacancies occurring in any such office subject to appointment by the Chief Executive Officer, may be filled by the Chief Executive Officer. The officers, and assistant officers, appointed by the Chief Executive Officer shall hold their offices at the pleasure of the Chief Executive Officer, until a successor is appointed, or until such officer’s earlier death, resignation or removal. Any officer appointed by the Chief Executive Officer may be removed, either with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Except as may be provided otherwise pursuant to Article VII of these Bylaws, regarding rights to indemnification, appointment by the Chief Executive Officer shall not, of itself, create contract rights.

Section 4.03. Authority of Officers. The performance of any duty by any officer shall be conclusive evidence of such officer’s authority to act, including the delegation of any of such officer’s power and authority to one or more subordinate officers or employees. No officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

Article V:

Meetings of Shareholders

Section 5.01. Place of Meetings. Meetings of shareholders may be held at such geographic locations, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors (or, in the case of a special meeting, the Secretary). The meeting need not be held at a particular geographic location, if such meeting is held by means of the Internet, or other electronic communications technology pursuant to which the shareholders have the opportunity to: (i) read or hear the proceedings substantially concurrently with their occurrence; (ii) vote on matters submitted to the shareholders; and (iii) pose questions to the Directors, If no geographic location is fixed for the meeting, and the Board of Directors (or the Secretary, as applicable) does not determine to hold a meeting by means of such electronic technology, rather than at a geographic location, then such meeting of the shareholders shall be held at the executive office of the Corporation, wherever situated.

Section 5.02. Annual Meeting of Shareholders. The annual meeting of the shareholders for the election of Directors for the ensuing year and for the transaction of such other business as may be properly brought before the meeting shall be held each year on such day and at such time as shall be determined in advance by the Board of Directors. At such annual meeting, there shall be held an election of Directors.

Section 5.03. Special Meetings of Shareholders.

(a) General Rule. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors or by order of the Board of Directors. Special meetings of the shareholders also may be called by any shareholder entitled to call such a meeting pursuant to, and in compliance with, the provisions of Article TENTH of the Articles of Incorporation.

(b) Notice from Shareholder Calling a Meeting. A shareholder wishing to call a special meeting of the shareholders of the Corporation shall give written notice to the Secretary of the Corporation which shall

(1) certify that such shareholder is the record owner of at least ten percent (10%) of the outstanding shares of the Corporation’s Voting Stock,

(2) contain such shareholder’s undertaking to continue to hold, at all times from the date of such notice until the final adjournment of such special meeting, at least ten percent of the outstanding shares of the Corporation’s Voting Stock,

(3) specify the proposal such shareholder desires to have submitted for shareholder action at such special meeting (such shareholder shall not be permitted to submit more than one (1) proposal for such special meeting), and

(4) include all other material and information required to be submitted or provided pursuant to law, the Articles of Incorporation and these Bylaws, including, without limitation, Section 1.05, if applicable, given the nature of such shareholder’s proposal.

(c) Determination of Propriety of Shareholder Called Meeting. The Secretary of the Corporation promptly shall transmit such notice to the Board of Directors which shall, within sixty (60) days following the date on which such notice is received by the Secretary, determine the sufficiency of the notice and whether the shareholder’s proposal constitutes a “Proper Matter for Shareholder Consideration” as set forth herein. At any special meeting of shareholders, a shareholder’s proposal shall be deemed a “Proper Matter for Shareholder Consideration” only if the Chairman of the Board of Directors, or such other person as appointed by the Chairman of the Board of Directors, in the sole discretion of the Chairman of the Board of Directors, determines that the proposal is a Proper Matter for Shareholder Consideration and was properly brought before the meeting. No special meeting of shareholders shall be held at the call of a shareholder unless there has been a determination by the Board of Directors that (i) the notice submitted by the shareholder complies with the requirements of this Section, and (ii) the shareholder’s proposal is a Proper Matter for Shareholder Consideration; provided, however, that only a proposal submitted by the calling shareholder which is determined to be a Proper Matter for Shareholder Consideration shall be considered at such special meeting of shareholders. Notwithstanding the foregoing, nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any special meeting of shareholders including, without limitation, a special meeting of shareholders called by a shareholder.

(d) Reimbursement of Cost of Meeting. A shareholder calling a special meeting of shareholders shall reimburse the Corporation for all costs incurred by the Corporation in connection with such special meeting of shareholders including, without limitation, the costs of preparing and disseminating a proxy statement or information statement in connection with, and soliciting proxies to be voted at, such special meeting of shareholders.

(e) Date of Shareholder Called Meeting. A special meeting of shareholders of the Corporation called by a shareholder in accordance with Article Tenth of the Articles of Incorporation shall be held at such date, time and place as is determined by the Board of Directors of the Corporation, which date shall be not later than ninety (90) days after the date on which the Board of Directors shall have determined that the shareholder has duly called such meeting by giving proper written notice to the Secretary of the Corporation and has otherwise complied with applicable law and the Articles of Incorporation and these Bylaws.

Section 5.04. Notice. Unless waived, written notice of the time, place and purpose of every meeting of the shareholders shall be given by the Secretary not less than five (5) nor more than ninety (90)

days before the date of the meeting, either personally or by sending a copy of such notice by mail, e-mail or other electronic transmission, to each shareholder of record entitled to vote at such meeting; provided, however, that, in the event of a meeting to consider a fundamental change under Chapter 19 of the Pa BCL, notice of the meeting shall be given at least ten (10) days prior to the day named for such meeting.

Section 5.05 Conduct of Meetings of Shareholders. The Chairman of the Board shall preside at every meeting of the shareholders; provided, however, that if the Chairman is unable to perform this function, then the Board of Directors shall designate another Director to serve as the presiding officer for the meeting. Except as may be prescribed by the Board of Directors, the Chairman (or other presiding officer, as the case may be) shall determine the order of business and have the authority to establish rules for the conduct of the meeting.

Section 5.06. No Consents in Lieu of a Meeting. No action of the shareholders shall be taken either by unanimous consent, partial consent, or other consent in lieu of a meeting.

Section 5.07. Quorum Requirements. Unless otherwise provided by applicable law, in the Articles of Incorporation, or in these Bylaws, at all meetings of shareholders, the presence in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the meeting shall constitute a quorum for the transaction of business; provided, however, that, in the case of any special meeting of shareholders called by a shareholder pursuant to Article TENTH of the Corporation’s Articles of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least sixty-six and two thirds percent (66-2/3%) of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business. Section 1756(b) of the PaBCL (and any successor provision of similar import) shall not apply to any special meeting of shareholders called by a shareholder pursuant to Article TENTH of the Corporation’s Articles of Incorporation, or to any adjournment thereof. If a special meeting of shareholders called by a shareholder pursuant to Article TENTH of the Corporation’s Articles of Incorporation cannot be organized for lack of a quorum, then such special meeting shall be deemed finally adjourned without the taking of any shareholder action.

Section 5.08. Voting. When a quorum is present at any meeting of the shareholders, the shareholders entitled to vote and casting a majority of the votes at the meeting shall decide any question brought before such meeting, unless the question is one which, by express provision of law, the Articles of Incorporation, or these Bylaws, requires a different vote, in which case such express provision shall govern and control the decision of such question. The shareholders present in person or by proxy at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 5.09. Adjournment. The presiding officer of a shareholders meeting or the holders of shares entitled to cast a majority of the votes present or represented at a meeting may adjourn the meeting from time to time, even if such majority constitutes less than a quorum. Unless the Board fixes a new record date for the adjourned meeting, or the PaBCL otherwise requires, it shall not be necessary to give notice of the adjourned meeting in the event that: (i) the time and place to which the meeting is adjourned are announced at the meeting adjourning; and (ii) at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

Section 5.10. Prior Notice of Shareholder Proposals for Annual Meeting.

(a) Business other than under Rule 14a-8. At any annual meeting of shareholders, proposals by shareholders shall be considered only if: (i) the Chairman of the Board of Directors, or such other person as appointed by the Chairman of the Board of Directors, in the sole discretion of the Chairman of the Board of Directors, determines that the proposal is a proper matter for shareholder consideration and was properly brought before the meeting, and (ii) prior notice thereof has been timely given as provided herein. This Section 5.10 shall be the exclusive means for a shareholder to present any proposal (other than a proposal for: (i) a nomination for election to the Board of Directors; or (ii) the submission of matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in the Corporation’s notice of meeting) to be eligible for consideration at any annual meeting of the shareholders.

(b) Timing of notice: Notice of any proposal to be presented by any shareholder at an annual meeting of shareholders under this Section 5.10 shall be delivered in writing to the Secretary of the Corporation no earlier than the December 1 and no later than the December 31 prior to the annual meeting of shareholders at which such proposal is to be presented; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to the first anniversary of the preceding year’s annual meeting, or delayed more than sixty (60) days after such anniversary date, then to be timely, such notice by the shareholder shall be delivered in writing to the Secretary of the Corporation at least one-hundred twenty (120) days but not more than one-hundred fifty (150) days in advance of such annual meeting; and provided, further, that if the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) less than one-hundred twenty (120) days prior to the date of such meeting, such prior notice shall be given not more than ten (10) days after such date is first so announced or disclosed.

(c) General requirements for notice: Notice of any such proposal to be presented at any annual meeting of shareholders shall include: the following information, with respect to both the shareholder giving the notice, and the beneficial owner, if any, on whose behalf such proposal is made:

(1) the text of the proposal to be presented, including a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting

(2) a brief written statement of the reasons for such shareholder’s, and beneficial owner’s (if any), support of the proposal;

(3) name, residence, business address and address of record of the nominating shareholder, and the beneficial owner, if any, on whose behalf such proposal is made:

(4) a representation that each of the shareholder giving the notice, and the beneficial owner, if any, on whose behalf such proposal is made is a record holder or beneficial owner of the Corporation’s voting shares (“Voting Stock”) and a statement of the number and class (or series) of all shares of each class (or series) of stock of the Corporation beneficially owned by such shareholder, as well as any other ownership interests in the Corporation held by such shareholder, including derivatives, hedged positions and any other economic and/or voting interests in the Corporation, including, but not limited to:

a. any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

b. any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation,

c. any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

d. any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation

e. any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and

f. any performance-related fees (other than an asset-based fee) that such shareholder is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), and

(5) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy to present the proposal at such meeting;

(6) a representation as to whether such shareholder intends to deliver a proxy statement regarding such proposal to be presented to the other shareholders of the Corporation; and

(7) a detailed description of any material interest of such shareholder in the proposal.

(8) a detailed description of all arrangements or understandings between and among the shareholder giving the notice, the beneficial owner, if any, on whose behalf such proposal is made, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, including all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith.

The Corporation may require the shareholder giving the notice, and the beneficial owner, if any, on whose behalf such proposal is made, to furnish such other information as may reasonably be required by the Corporation to determine whether the proposal is a proper matter for shareholder consideration.

(d) Determination of Propriety of Business. The person presiding at a meeting of the shareholders shall determine whether an item of business has been properly brought before the meeting and may be considered. Such decision shall be conclusive and binding upon the Corporation and the shareholders.

Article VI:

Stock Certificates

Section 6.01. Description. Except as otherwise provided in the Articles of Incorporation, the shares of the Corporation shall be represented by certificates. Each certificate shall bear a distinguishing number, the actual or facsimile signatures of the Chairman of the Board and of the Secretary, the actual or facsimile seal of the Corporation, and such recitals as may be required by law. The stock certificates in any class or classes shall be issued in numerical order, and a full record of the issuance of each such certificate shall be made in the books usually kept for that purpose or required by law. The certificates shall be of such form and design as the Board of Directors may adopt and the form and design thereof may from time to time be changed by the Board.

Section 6.02. Transfers. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

Section 6.03. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Pennsylvania.

Section 6.04. Certification by Nominee. The nominee shareholder of record of a dividend reinvestment plan or employee benefit plan may certify in writing to the Corporation that all or a portion of the shares of the Corporation registered in the name of such nominee are held for the account of a specified person or persons. The certification shall be in the form specified by the Corporation and shall include such information as the name, address and number of shares of the beneficial owners, taxpayer identification number, and any other information that the Corporation may deem necessary. Such certification shall be received by the Corporation no later than fifteen (15) days after the record date for each special or annual meeting of shareholders. Upon receipt by the Corporation of such certification, the person or persons specified in the certification shall be deemed, for the purposes of notice of and voting at the meeting of shareholders, to be the holders of record of the number of shares specified, in place of the nominee shareholder of record.

Section 6.05. Lost, Stolen, or Destroyed Certificates. Unless waived in whole or in part by the Board of Directors, any person applying for a certificate of stock to be issued in lieu of one alleged to be lost, stolen or destroyed shall (i) furnish to the Corporation such person’s bond of indemnity with an acceptable surety, and (ii) satisfy such other requirements as may be imposed by the Corporation. A new share certificate may be issued to the registered owner (or such person’s assigns) in lieu of an alleged lost, stolen, or destroyed certificate, only if the request therefor, and issuance thereof, have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

Section 6.06. Record Date.

(a) General Rule. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a record date for any such determination of shareholders. Such date shall not be more than ninety (90) days before the date of such meeting (except in the case of an adjourned meeting), nor more than ninety (90) days prior to any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotments of rights or to exercise such rights, as the case may be, notwithstanding transfer of any shares on the books of the Corporation after any record date so fixed. When the determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting. If any date appointed for the payment of any dividend, or fixed for determining the shareholders of record to whom the same is payable, shall in any year fall upon a Sunday or legal holiday, then such dividend shall be payable or such shareholders of record shall be determined on the next succeeding day not a Sunday or legal holiday.

(b) Determination When Board Has Not Acted. If a record date is not fixed in advance by the Board, then:

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to call a meeting of the shareholders to propose an amendment to the Articles of Incorporation (pursuant to Article TENTH of the Corporation’s Articles of Incorporation) shall be the close of business on the day on which the petition proposing such amendment of the Articles of Incorporation is filed with the Secretary of the Corporation; and

(3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Article VII:

Indemnification

Section 7.01. Indemnification.

(a) Directors and Officers. The Corporation shall pay on behalf of any individual (“Indemnified Person”) who is, or was:

(1) a Director or officer of the Corporation, or of a corporation in which the Corporation is a shareholder, or in a similar position in any other type of entity in which the Corporation owns an equity interest, or

(2) serving at the request of, or with the approval of, the Corporation as a director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, all expenses, including attorneys’ fees and disbursements, incurred by such person in the defense or settlement of, or appearance as a witness in, any civil, criminal, administrative or arbitrative proceeding pending, threatened or completed against such person by reason of being or having been such Indemnified Person, and shall indemnify such person against amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties in connection with any such proceeding, including any proceeding by or in the right of the Corporation, except where such indemnification is expressly prohibited by applicable law or where the acts or failures to act of the Indemnified Person constitute willful misconduct, self-dealing or recklessness.

(b) Contract. The duties of the Corporation to indemnify and to advance expenses to an Indemnified Person, as provided in this Article VII, shall be in the nature of a contract between the Corporation and each such Indemnified Person, and no amendment or repeal of any provision of this Article VII shall alter, to the detriment of such Indemnified Person, the right of such Indemnified Person to the advancement of expenses or indemnification related to a claim based on an act or failure to act that took place prior to such amendment or repeal.

(c) Employees and Agents. The Corporation shall have the power to indemnify employees and agents of the Corporation on the same basis as provided in subsection (a), and to advance expenses to employees and agents on the same basis as provided in Section 7.03, as the Corporation may from time to time determine or authorize.

(d) Exception. For purposes of this Article VII, and with respect to claims which arise from events occurring after March 7, 2002, no person who is serving as an officer, employee or agent of any subsidiary of the Corporation which is a general partner of a limited partnership which has partnership interests which are publicly traded, or of any subsidiary of such a general partner, shall be an Indemnified

Person and any such person shall not be deemed as serving at the request of the Corporation, unless by resolution of the Board of Directors of the Corporation such person is specifically designated as an Indemnified Person who is serving at the request of the Corporation. The foregoing right to payment and to indemnification shall not be exclusive of other rights to which such person may be entitled as a matter of law or otherwise.

Section 7.02. Agreements for Indemnification and Funding. The Corporation is authorized, but not required, to enter into agreements for indemnification with any Indemnified Person, however, failure to enter into such agreements shall not in any way limit the rights of such Indemnified Persons hereunder. The Corporation may, in addition to the foregoing, create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure or insure in any manner its indemnification obligations, whether arising hereunder, under the Articles of Incorporation, by agreement, vote of shareholders or Directors, or otherwise.

Section 7.03. Expenses. Expenses incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

Section 7.04 Disputes. Any dispute related to the right to indemnification of or advancement of expenses to Indemnified Persons as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association.

Section 7.05. Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

Section 7.06. Exception. Notwithstanding anything in this Article VII to the contrary, the Corporation shall not be obligated to indemnify any person under Section 7.01 or advance expenses under Section 7.03 with respect to an action, suit or proceeding commenced by such person.

Article VIII:

General Provisions

Section 8.01. Voting Interests in Other Entities. The Chairman of the Board of Directors, the President, any Vice President designated by the President, or the Secretary of the Corporation may vote, or appoint a proxy to vote, the shares of any other business corporation memberships in nonprofit corporations or equity interests in any other form of entity which are registered in the name of the Corporation.

Section 8.02. Amendments These Bylaws may be amended, or repealed: (a) at any annual meeting of shareholders, or at any special meeting called for that purpose, by the shareholders entitled to vote and casting a majority of the votes at the meeting; or (b) at any duly constituted meeting of the Board of Directors, by a majority of the Directors then in office; provided, however, that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by the Pa BCL, or otherwise.

Section 8.03. Inapplicability of Certain Sections of the PaBCL. 15 Pa.C.S. §§ 2541-2548 (formerly Section 910) shall not be applicable to this Corporation.

Section 8.04. Interpretation. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Pennsylvania BCL. If any provision of these Bylaws shall be inconsistent with any provision of the Articles of Incorporation, the provisions of such Articles of Incorporation shall prevail. Where any provision of these Bylaws refers to a rule or a process as set forth in these Bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Articles of Incorporation. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest. Except where otherwise indicated by the context, any masculine term used in these Bylaws also shall include the feminine and neutral genders

Section 8.05. Separability. The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.